UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On March 26, 2015, the Board of Directors of Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), elected Mel G. Riggs as President of the Company, to succeed Clayton W. Williams, Jr. in that position, effective immediately. Mr. Williams will continue to serve as Chairman and Chief Executive Officer and as a director of the Company.
Mr. Riggs, age 60, was previously Executive Vice President and Chief Operating Officer of the Company, having served in such capacities since December 2010. Mr. Riggs is also a director of the Company and has served on the Board of Directors since 1994.
The office of Executive Vice President and Chief Operating Officer of the Company will be vacant until filled by the Board of Directors.

Item 7.01    Regulation FD Disclosure.
On March 26, 2015, the Company issued a press release announcing the election of Mr. Riggs as President of the Company.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is provided as part of the information furnished under Item 7.01 of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release dated March 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	March 26, 2015	By:	/s/ Mel G. Riggs
Mel G. Riggs
President

Date:	March 26, 2015	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President - Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 26, 2015